                                                                   EXHIBIT 10(b)




                            THE LAMSON & SESSIONS CO.
            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         This Second Amendment to the Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of October 31, 2001, to be effective as of September 30, 2001, among The Lamson & Sessions Co., an Ohio corporation (the "Borrower"), the Guarantors party hereto, the Lenders party hereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders.


                             PRELIMINARY STATEMENTS

          A. The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 15, 2000 (the Amended and Restated Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Borrower has requested that the Lenders reduce the commitments, amend certain financial covenants and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1. The following definition shall be added to Section 5.1 of the Credit Agreement in proper alphabetical sequence:

                  "Seasonal Period" means the period from and including April 1st of each year through and including October 31st of such year.

         1.2. The definition of "Applicable Margin" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety effective as of September 30, 2001 to read as follows:

                  "Applicable Margin" means the following with respect to Loans, Reimbursement Obligations, and Revolving Credit Commitment and Letter of Credit fees payable under Section 2.1 hereof, the rate per annum specified below:

               Applicable Margin for Base Rate Loans and Reimbursement Obligations:           1.75%

               Applicable Margin for Eurodollar Loans and Letter of Credit fee:               3.50%

               Applicable Margin for Revolving Credit Commitment fee:                          .50%

         provided, however, that the Applicable Margin shall be subject to quarterly adjustments on each Pricing Date, and from one Pricing Date to the next the Applicable Margin shall mean a rate per annum determined in accordance with the following schedule:

                                           APPLICABLE MARGIN         APPLICABLE MARGIN            APPLICABLE
                                          FOR BASE RATE LOANS      FOR EURODOLLAR LOANS      MARGIN FOR REVOLVING
          TOTAL FUNDED DEBT/ EBITDA        AND REIMBURSEMENT       AND LETTER OF CREDIT     CREDIT COMMITMENT FEE
         RATIO FOR SUCH PRICING DATE     OBLIGATIONS SHALL BE          FEE SHALL BE:              SHALL BE:

        Greater than or equal to 4.5
        to 1.0                                  1.75%                     3.50%                      .50%

        Greater than or equal to
        3.75 to 1.0, but less than
        4.5 to 1.0                              1.25%                     3.00%                      .50%

        Greater than or equal to 3.0
        to 1.0, but less than 3.75
        to 1.0                                   .75%                     2.50%                      .50%

        Greater than or equal to 2.5
        to 1.0, but less than 3.0 to
        1.0                                      .50%                     2.25%                      .40%

        Greater than or equal to 2.0
        to 1.0, but less than 2.5 to
        1.0                                      .25%                     2.00%                      .35%

        Greater than or equal to 1.5
        to 1.0, but less than 2.0 to
        1.0.                                      0%                      1.75%                      .30%

        Less than 1.5 to 1.0                      0%                      1.50%                      .25%

         For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or about March 31, 2002, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements for the fiscal quarter then ended (and in the case of the year-end financial statements, audit report), pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements (and, in the case of the year-end financial statements, audit report) by the date such financial statements are required to be delivered under Section
         8.5 hereof, until such financial statements are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Total Funded Debt/EBITDA Ratio shall be deemed to be greater than 4.5 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

         1.3. The definitions of "EBITDA", "L/C Commitment" and "Revolving Credit Commitment" appearing in Section 5.1 of the Credit Agreement shall each be amended and restated in its entirety to read as follows:

                  "EBITDA" means, with respect to any period, Net Income for such period plus (A) all amounts deducted in arriving at such Net Income in respect of (a) Interest Expense, plus (b) federal, state, local, and foreign income taxes for such period, plus (c) amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, plus (d) any charges to Net Income during such period which are non-cash, non-recurring expenses arising from the rationalization of the Borrower's facilities, product lines or personnel, up to a maximum amount equal to 10% of Net Worth at the end of such period, plus (e) any charges to Net Income during such period (up to $15,000,000 in the aggregate during the term of this Agreement, including any such charges accrued prior to the Effective
         Date) associated with the Intermatic Litigation, plus (f) for any fiscal quarter ending after January 1, 2002, any non-cash expenses incurred with respect to its Plans during such period, plus (g) for any fiscal quarter ending after January 1, 2002, any cash expenses incurred with respect to its Plans during such period up to a maximum amount of $500,000 minus (B) the sum of (a) any recapture, recoveries, or other credits to Net Income during such period associated with the Intermatic Litigation and (b) any recapture, recoveries or other credits to Net Income during such period incurred with respect to its Plans; provided, however, that EBITDA for the relevant period shall be calculated on a pro forma basis in good faith by the Borrower and established to the reasonable satisfaction of the Administrative Agent as if each Permitted Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Borrower in good faith and established to the reasonable satisfaction of the Administrative Agent). In the event that any such non-cash charge is excluded from the computation of EBITDA for a given period pursuant to clause (d) above but the circumstances giving rise to such charge have a cash impact in a subsequent period which would have reduced EBITDA but for the charge in the prior period, such impact shall be taken into account in computing EBITDA in the period when such impact occurs.

                  "L/C Commitment" means $31,000,000, as reduced pursuant to the terms hereof; provided, however, that the L/C Commitment shall be increased to $38,500,000 so long as (i) the Letters of Credit issued to the entity providing the supersedeas bond in connection with the Intermatic Litigation remain outstanding, and (ii) the Letter of Credit to be issued to Intermatic, Inc. has been issued and remains outstanding.

                  "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $125,000,000 upon the effectiveness of the Second Amendment hereto.

         1.4. Subsection (a) of Section 8.5 shall be amended and restated in its entirety to read as follows:

                   (a) (i) for each monthly accounting period ending on or before December 31, 2003, as soon as available, and in any event within 30 days after the close of each fiscal month, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal month and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent and (ii) from and after January 1, 2004, as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;

         1.5. Subsection (h) of Section 8.5 shall be amended and restated in its entirety to read as follows:

                   (h) (i) for each monthly accounting period ending on or before December 31, 2003, as soon as available, and in any event within 30 days after the last day of each fiscal month of the Borrower, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the most recent financial statements furnished pursuant to Section 8.5(a) or Section 8.5(b) above or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same together with calculations supporting such statements in respect of (x) for each fiscal month end which is also a fiscal quarter end, Sections 8.21, 8.22, 8.23, 8.24, 8.25 and 8.27 of this Agreement and (y) for each fiscal month end which is not a fiscal quarter end, Sections 8.21, 8.24 and 8.25 of this Agreement; and (ii) from and after January 1, 2004, as soon as available, and in any event within 45 days after the last day of each fiscal quarter of the Borrower, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the most recent financial statements furnished pursuant to Section 8.5(a) or Section 8.5(b) above or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same together with calculations supporting such statements in respect of Sections 8.21, 8.22, 8.23, 8.24, 8.25 and 8.27 of this Agreement.

         1.6. Subsections (j) and (k) Section 8.9 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                   (j) Permitted Acquisitions occurring after receipt of the compliance certificate delivered by the Borrower pursuant to Section 8.5(h) hereof for the fiscal quarter ending on or about December 31, 2003; and

                   (k) other investments, loans, and advances in addition to those otherwise permitted by this Section, including investments in joint ventures entered into in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 at any one time outstanding, made after receipt of the compliance certificate delivered by the Borrower pursuant to Section 8.5(h) hereof for the fiscal quarter ending on or about December 31, 2003.

         1.7. Section 8.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock, or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (collectively, "Restricted Payments"); provided, however, that the foregoing shall not operate to prevent: (a) the making of dividends or distributions to the Borrower by any of its Subsidiaries and (b) at any time after December 31, 2003, the making of Restricted Payments by the Borrower so long as (i) no Default or Event of Default then exists or would arise after giving effect thereto and (ii) the aggregate amount of such Restricted Payments made by the Borrower during any fiscal year of the Borrower shall not exceed $5,000,000.

         1.8. Section 8.22 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 8.22. Total Funded Debt/EBITDA Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower specified below, permit the Total Funded Debt/EBITDA Ratio to be more than:

                                                                TOTAL FUNDED DEBT/EBITDA RATIO SHALL
                FISCAL QUARTER ENDING ON OR ABOUT:                       NOT BE MORE THAN:

                        September 30, 2001                                  4.75 to 1.0
                        December 31, 2001                                   5.40 to 1.0
                          March 31, 2002                                    5.55 to 1.0
                          June 30, 2002                                     5.35 to 1.0
                        September 30, 2002                                  4.40 to 1.0
                        December 31, 2002                                   4.00 to 1.0
                          March 31, 2003                                    3.95 to 1.0
                          June 30, 2003                                     3.95 to 1.0
                        September 30, 2003                                  3.65 to 1.0
                        December 31, 2003                                   3.25 to 1.0
                          March 31, 2004                                    3.00 to 1.0
                          June 30, 2004                                     3.00 to 1.0
                September 30, 2004 and each fiscal                          2.75 to 1.0
                    quarter ending thereafter

it being understood that Total Funded Debt shall not include $7,500,000 of Letters of Credit issued to Amwest Insurance in connection with the Intermatic Litigation during any period in which the L/C Commitment has been increased to $38.5 million.

         1.9. Section 8.23 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 8.23. Interest Coverage Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower specified below, permit the ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended to (b) Interest Expense for the same four fiscal quarters then ended to be less than:

                                                                INTEREST COVERAGE RATIO SHALL NOT BE
               FISCAL QUARTER ENDING ON OR ABOUT:                            LESS THAN:

                       September 30, 2001                                    3.05 to 1.0
                        December 31, 2001                                    2.45 to 1.0
                         March 31, 2002                                      2.35 to 1.0
                          June 30, 2002                                      2.45 to 1.0
                       September 30, 2002                                    2.80 to 1.0
                        December 31, 2002                                    2.85 to 1.0
                         March 31, 2003                                      3.05 to 1.0
                          June 30, 2003                                      3.15 to 1.0
                       September 30, 2003                                    3.30 to 1.0
                        December 31, 2003                                    3.50 to 1.0
             March 31, 2004, and each fiscal quarter                         4.00 to 1.0
                        ending thereafter

         1.10. Section 8.24 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 8.24. Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, incur Capital Expenditures in an aggregate amount in excess of (a) $10,000,000 during the fiscal year ending on or about December 31, 2001, (b) $12,500,000 during the fiscal years ending on or about December 31, 2002 and December 31, 2003, and
         (c) $15,000,000 during any fiscal year of the Borrower ending thereafter.

         1.11. Section 8.27 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 8.27. Minimum EBITDA. As of the last day of each fiscal quarter of the Borrower specified below, the Borrower shall not permit EBITDA for the four fiscal quarters of the Borrower then ended to be less than:


                                                             EBITDA FOR FOUR FISCAL QUARTERS THEN
               FISCAL QUARTER ENDING ON OR ABOUT:                ENDED SHALL NOT BE LESS THAN

                       September 30, 2001                                $31,300,000
                       December 31, 2001                                 $27,000,000
                         March 31, 2002                                  $26,700,000
                         June 30, 2002                                   $28,200,000
                       September 30, 2002                                $32,400,000
                       December 31, 2002                                 $33,700,000
                         March 31, 2003                                  $35,000,000
                         June 30, 2003                                   $35,800,000
                       September 30, 2003                                $36,500,000
                       December 31, 2003                                 $37,500,000
                         March 31, 2004                                  $38,200,000
                         June 30, 2004                                   $39,200,000
               September 30, 2004 and each fiscal                        $40,000,000
                   quarter ending thereafter

         1.12. Section 8 of the Credit Agreement shall be amended by adding a new Section 8.28 at the end thereof to read as follows:

                           Section 8.28. Level of Borrowings. Notwithstanding
                  the Revolving Credit Commitments or anything contained herein to the contrary, unless EBITDA has exceeded $40,000,000 for the past two consecutive fiscal quarters (in which case the following restrictions shall not apply), the Borrower agrees that (a) during the Seasonal Period, the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans shall not exceed $94,000,000, plus the sum of (i) amounts paid by the Borrower in settlement or satisfaction of claims relating to the Intermatic Litigation, (ii) amounts paid in cash by the Borrower to fund its Plans up to a maximum of $3,000,000 and (iii) the principal amount of any Reimbursement Obligations reimbursed to the Administrative Agent with the proceeds of one or more Revolving Credit Loans, and (b) at all times other than the Seasonal Period, the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans shall not exceed $84,000,000, plus the sum of (i) amounts paid by the Borrower in settlement or satisfaction of claims relating to the Intermatic Litigation, (ii) amounts paid in cash by the Borrower to fund its Plans up to a maximum of $3,000,000 and (iii) the principal amount of any

                  Reimbursement Obligations reimbursed to the Administrative Agent with the proceeds of one or more Revolving Credit Loans.

         1.13. Section 9(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (b) default in the observance or performance of any
                  covenant set forth in Sections 8.1, 8.5(a), 8.5(b), 8.5(e), 8.5(f), 8.5(g), 8.5(h), 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16,
                  8.18, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27 or 8.28 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

         1.14. Schedule 1 to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Schedule 1 hereto.

SECTION 2.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1. The Borrower, the Administrative Agent, and the Required Lenders shall have executed and delivered this Amendment.

         2.2. The Administrative Agent shall have received an amendment fee in the amount of $425,000 for the ratable account of the Lenders who consent to this Amendment to the satisfaction of the Administration Agent on or before 12:00 noon Eastern time on November 1, 2001.

         2.3. The Guarantors shall have executed and delivered to the Administrative Agent their consent to this Amendment in the space provided below.

         2.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 3.        REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to the waivers and amendments provided for in this Amendment, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.        MISCELLANEOUS.

        4.1. The Borrower and the Guarantors have heretofore or concurrently herewith executed and delivered to the Lenders the Mortgages, the Security Agreement, the Pledge Agreement, and certain other Collateral Documents. The Borrower and, by signing below, the Guarantors, hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        4.3. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

        4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


                           [SIGNATURE PAGE TO FOLLOW]

         This Second Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.


                            "BORROWER"

                            THE LAMSON & SESSIONS CO.


                            By /s/ James J. Abel
                               -------------------------------------------------
                                Name     James J. Abel
                                         ---------------------------------------
                                Title    Executive Vice President & CFO
                                         ---------------------------------------

                            "GUARANTORS"

                            CARLON CHIMES CO.


                            By /s/ James J. Abel
                               -------------------------------------------------
                                Name     James J. Abel
                                         ---------------------------------------
                                Title    Vice President, Secretary & Treasurer
                                         ---------------------------------------

                            DIMANGO PRODUCTS CORPORATION


                            By  /s/ James J. Abel
                                ------------------------------------------------
                                Name     James J. Abel
                                         ---------------------------------------
                                Title    Secretary
                                         ---------------------------------------

                            PYRAMID INDUSTRIES II, INC.


                            By  /s/ James J. Abel
                               -------------------------------------------------
                                Name     James J. Abel
                                         ---------------------------------------
                                Title    Vice President & Treasurer
                                         ---------------------------------------

                            VISIONTEQ, INC.


                            By  /s/ James J. Abel
                                ------------------------------------------------
                                Name     James J. Abel
                                         ---------------------------------------
                                Title    Secretary & Treasurer
                                         ---------------------------------------

                            "LENDERS"

                            HARRIS TRUST AND SAVINGS BANK, in its individual
                               capacity as a Lender and as Administrative Agent


                            By  /s/ Sarah U. Johnston
                                ------------------------------------------------
                                Name  Sarah U. Johnston
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            BANK OF AMERICA, N.A.


                            By  /s/ Michael Staunton
                                ------------------------------------------------
                                Name  Michael Staunton
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------


                            NATIONAL CITY BANK


                            By  /s/ Judith M. Kuclo
                                ------------------------------------------------
                                Name  Judith M. Kuclo
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            PNC BANK, NATIONAL ASSOCIATION


                            By  /s/ Ronald L. Bovill
                                ------------------------------------------------
                                Name  Ronald L. Bovill
                                      ------------------------------------------
                                Title Sr. Vice President
                                      ------------------------------------------

                            MELLON BANK, N.A.


                            By /s/ William P. McGreehan
                               -------------------------------------------------
                                Name  William P. McGreehan
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            BANK ONE, N.A.

                            By  /s/ James M. Malz
                                ------------------------------------------------
                                Name  James M. Malz
                                      ------------------------------------------
                                Title First Vice President
                                      ------------------------------------------

                            THE HUNTINGTON NATIONAL BANK


                            By  /s/ Stan Sarwer
                                ------------------------------------------------
                                Name  Stan Sarwer
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            FIFTH THIRD BANK, NORTHEASTERN OHIO


                            By  /s/ Roy C. Lanctot
                                ------------------------------------------------
                                Name  Roy C. Lanctot
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            KEYBANK NATIONAL ASSOCIATION


                            By  /s/ J.T. Taylor
                                ------------------------------------------------
                                Name  J.T. Taylor
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------

                            LASALLE BANK NATIONAL ASSOCIATION


                            By  /s/ Jeffrey L. Miller
                                ------------------------------------------------
                                Name  Jeffrey L. Miller
                                      ------------------------------------------
                                Title Vice President
                                      ------------------------------------------





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